UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 21, 2006

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200
Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

In connection with Mr. Jacobs’ resignation (disclosed below), on October 4, 2006 the Company and Mr. Jacobs entered into a letter agreement. The terms of the letter agreement provide that Mr. Jacobs will remain employed until December 31, 2006. The letter agreement further provides that Mr. Jacobs will receive severance benefits consisting of lump-sum cash payments as follows: $270,600, which is equal to 41 weeks of base salary; $7,011 in lieu of COBRA payments; $9,133, which is equal to 15 months of automobile lease payments; and $12,000 in lieu of outplacement services. These severance benefits are contingent upon Mr. Jacobs entering into a general release of claims against the Company.

The foregoing description is qualified by reference to the letter agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)             On September 21, 2006, the Company’s principal operating officer, Edward Jacobs, tendered his resignation from the Company effective December 31, 2006.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Letter Agreement dated October 4, 2006 by and between Registrant and Edward Jacobs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

	By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin
Chief Financial Officer
Date: October 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement dated October 4, 2006 by and between Registrant and Edward Jacobs